THIRD AMENDMENT

TO

SALE AND SERVICING AGREEMENT

THIS THIRD AMENDMENT TO THE SALE AND SERVICING AGREEMENT, dated as of December 7, 2005 (this "Amendment"), is entered into by and among MCG Commercial Loan Funding Trust, as the seller (in such capacity, the "Seller"), and MCG Capital Corporation, as the originator (in such capacity, the "Originator") and as the servicer (in such capacity, the "Servicer"), and Three Pillars Funding LLC, as a purchaser ("Three Pillars"), and SunTrust Capital Markets, Inc., as the administrative agent (in such capacity, the "Administrative Agent"), and Wells Fargo Bank, National Association, as the backup servicer (in such capacity, the "Backup Servicer") and as trustee (in such capacity, the "Trustee").

RECITALS

    The Seller, the Originator, the Servicer, Three Pillars, the Administrative Agent, the Backup Servicer and the Trustee are parties to the Sale and Servicing Agreement dated as of November 10, 2004 (the "Agreement"); and

    Such parties hereto desire to amend the Agreement as hereinafter set forth.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Agreement (including terms incorporated by reference in the Agreement) shall have the same meanings herein as therein defined.

    Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 Clause (3) of the definition of "Pool Concentration Criteria" in Section 1.1 of the Agreement is hereby amended to add a new industry segment entitled "Services" as set forth below:
Segment	Percentage Limit	SIC Code(s) or Descriptions
Services	20%

Division I (Services), Major Groups 70 through 89, but excluding the following SIC Codes within Major Groups 73 (Business Services): Business Information Services (7375, 7379), Technology (7371, 7372, 7373), and Security Alarm Leasing Companies (7382)

2.2 Clause (3) of the definition of Pool Concentration Criteria in Section 1.1 of the Agreement is hereby amended to add "Services" to the "Combined Limit to segments other than Radio, Television, Community Newspapers, Publishing, Towers, Cable Television Operators, Business Information Services and Security Alarm Leasing Companies" as follows:
Segment	Percentage Limit	SIC Code(s) or Descriptions
Combined Limit to segments other than Radio, Television, Community Newspapers, Publishing, Towers, Cable Television Operators, Business Information Services, Security Alarm Leasing Companies, Manufacturing and Services (as defined above)	45%	See codes above and definitions

2.3 Clause (3) of the definition of Pool Concentration Criteria in Section 1.1 of the Agreement is hereby amended to increase the limitation for the industry segment entitled "Other" as follows:
Segment	Percentage Limit	SIC Code(s) or Descriptions
Other	25%, but no other individual 4-digit SIC code may exceed 5%	See codes above and definitions

      Section 8.9 of the Agreement is amended and restated in its entirety as follows in order to clarify when the consent of Administrative Agent is required for a release of Loan Files:

"Section 8.9. Return of Loan File. Without limiting the rights of the Seller or the Servicer under Section 8.8 or any other provision of this Agreement, the Seller and/or the Servicer (without the consent of the Administrative Agent) may require that the Trustee return to the Seller or the Servicer (as applicable) the related Loan File and all other Related Security (a) delivered to the Trustee in error, or (b) for which a Substitute Loan has been substituted in accordance with Section 2.16, a Loan has been sold in accordance with Section 2.17, or a Warranty Loan has been transferred pursuant to Section 4.6, or (c) as to which the Lien on the Related Property (if any) has been released pursuant to Section 9.2, in each case by submitting to the Trustee and the Administrative Agent a written request in the form of Exhibit H hereto specifying the Assets to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). If any such request submitted to the Trustee (or group of requests that are concurrently submitted to the Trustee) by the Seller or the Servicer for a return of Loan Files pursuant to Clause (b) or Clause (c) of this Section relating to Substitute Loans under Section 2.16 or Loans sold under Section 2.17 is for 5 or more Loans or Loans collectively exceeding $30 million, then the Seller or the Servicer (as applicable) shall obtain the written consent thereto of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned). The Trustee upon its receipt of each such request for return of Loan Files executed by the Seller or the Servicer (and, if applicable, the Administrative Agent) shall promptly, but in any event within five Business Days, return the Required Loan Documents so requested to the Seller or the Servicer."

    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

    Conditions to Effectiveness. The effectiveness of the amendments in Section 2 hereof is subject to the condition precedent that each of the parties hereto shall have received counterparts of this Amendment, duly executed by all the parties hereto.

    Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Seller, the Originator and the Servicer hereby reaffirms all covenants, representations and warranties made in the Agreement and the other Transaction Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

    Representations and Warranties. Each of the Seller, the Originator and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event shall exist.

    Ratification. All of the provisions of this Amendment are incorporated by reference into the Agreement, as if set forth in full therein. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby. As amended, the Agreement is hereby ratified and reaffirmed by the parties hereto.

    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

    Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MCG COMMERCIAL LOAN FUNDING TRUST, as Seller

By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By: /s/ Jeanne M. Oller

Name: Jeanne M. Oller

Title: Senior Financial Services Officer

MCG CAPITAL CORPORATION, as Originator and as Servicer

By: /s/ Michael R. McDonnell

Name: Michael R. McDonnell

Title: Chief Financial Officer

THREE PILLARS FUNDING LLC, as a Purchaser

By: /s/ Doris J. Hearn

Name: Doris J. Hearn

Title: Vice President

SUNTRUST CAPITAL MARKETS, INC., as Administrative Agent

By: /s/ James Bennison

Name: James Bennison

Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By: /s/ Cheryl Zimmerman

Name: Cheryl Zimmerman

Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Cheryl Zimmerman

Name: Cheryl Zimmerman

Title: Assistant Vice President